Exhibit 23.1

HKCMCPA Company Limited Certified Public Accountants

u

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Noble Vici Group, Inc. of our report dated July 12, 2019, with respect to the consolidated financial statements of Noble Vici Group, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2019, as filed with the Securities and Exchange Commission on July 15, 2019.

/s/ HKCM CPA & Co

HKCM CPA & Co

Certified Public Accountants

Hong Kong, China
October 8, 2019